                                                                 EXHIBIT 3.1(AY)


                             ARTICLES OF ASSOCIATION

                                       OF

                            OCEANIC PROPERTIES, INC.

                                   -----------


         THESE ARTICLES OF ASSOCIATION, made and entered into this 19th day of May 1961, by and between FREDERICK SIMPICH, JR., W. M. BUSH, A. GORDON WESTLY and HENRY B. CLARK, JR., all residents of Honolulu, Island of Oahu, State of Hawaii, United States of America,

                                   WITNESSETH:

         That the parties hereto, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, do hereby associate themselves together and unite and form a corporation, and do make and enter into the following Articles of Association, the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all who from time to time may hold stock in the corporation.

         FIRST: The name of the corporation shall be "OCEANIC PROPERTIES, INC."

         SECOND: The location of the principal office of the corporation shall be at Honolulu, Island of Oahu, State of Hawaii. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

         THIRD: The purposes for which the corporation is organized and its powers in connection therewith are as follows:

         (a) To own, buy, take leases of or otherwise acquire, hold, invest in, use, manage, lease, develop and improve real property and any interests and rights therein; to manage, and to render advisory services with respect to, real estate owned by others, under such contracts or other arrangements, and with such powers, duties and responsibilities, as may be approved by the Board of Directors of the corporation.

         (b) Although the primary purpose of the corporation is to invest in and manage real estate, the corporation shall also have the power to sell, convey or otherwise dispose of real property and any interests and rights therein in any case where the Board of Directors of the corporation, in its sole discretion, decides that such disposition is desirable and in the best interests of the corporation.

         (c) To buy, hire, or otherwise acquire, hold, own, use, produce, manufacture, sell, assign, transfer, pledge or otherwise dispose of and deal in and with personal property of whatever nature, tangible or intangible, including any and all kinds of machinery, equipment, materials, tools and other goods and chattels, and including franchises, rights, licenses, patents, trademarks, bonds of any government and of any public or private corporation, notes, choses in action and other evidences of indebtedness, shares of the capital stock and obligations of public or private corporations, and options for the purchase of any of the foregoing.

         (d) To own, operate and conduct a cemetery or cemeteries and to transact general cemetery business and other businesses incident thereto, and to provide, hold and maintain suitable grounds and other conveniences for burial, interment, entombment and inurnment.

         (e) To act as management consultant or adviser or as agent or manager for any other corporation or business, whether or not a subsidiary or affiliate of the corporation.

         (f) To acquire, construct, lease, own, maintain and operate mills, factories, railroads, motor vehicles, airplanes, ships, lighters, docks, piers, warehouses, storage and shipping facilities, pumping plants, irrigation systems and other works for the development, conservation, storage, transmission and utilization of water, and other buildings, structures and works of all kinds, and all machinery, equipment and appliances which may be used in connection therewith.

         (g) To act as agent for the purchase, sale, lease, hire and handling of agricultural and other machinery, implements and equipment, and in general to act as agent for manufacturing, merchandising and jobbing companies or firms, and to exercise any of the powers mentioned in these Articles for the account of the corporation and/or as factor, agent, consignee, broker, contractor, attorney, commission agent or otherwise for or on behalf of any person, firm, association or corporation.

         (h) To engage in research of all kinds, either for itself or for others; to develop or assist in the development of patents, inventions, improvements, machines, or agricultural or





                                     * 2 *
scientific processes; to own, lease, or otherwise acquire, use, or dispose of laboratories, factories or workshops for experimental, manufacturing, and development purposes.

         (i) To issue shares of the capital stock and/or obligations of the corporation and/or options for the purchase of any thereof in payment for property acquired by the corporation or for services rendered to the corporation or for any other objects in and about its business, and to purchase, hold, sell, transfer, accept as security for loans and deal generally in shares of its capital stock and its obligations in every lawful manner.

         (j) To acquire the whole or any part of the property, assets, business, good will and rights of any person, firm, association or corporation engaged in any business or enterprise which may lawfully be undertaken by the corporation, and to pay for the same in cash and/or shares of the capital stock and/or obligations of the corporation, or otherwise, and/or by undertaking and assuming the whole or any part of the indebtedness and obligations of the transferor, and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

         (k) To borrow money and to incur indebtedness, without limit as to the amount, and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust or mortgage of the whole or any part of the real and/or personal property of the corporation, then owned and/or thereafter to be acquired, and/or to issue bonds, debentures, debenture stock, warrants, notes or other obligations without any such security.

         (l) To draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments, to loan money to others with or without security, and to guarantee the debts or obligations of others and go security on bonds of others.

         (m) To promote or to aid in any manner, financially or otherwise, any corporation or association any of whose stock or obligations are held directly or indirectly by the corporation, and for this purpose to enter into plans of reorganization or readjustment and to guarantee the whole or any part of the indebtedness and obligations of any such other corporation or





                                     * 3 *
association and the payment of dividends on its stock, and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks or obligations.

         (n) To assist to maintain or support such social, charitable, benevolent, educational, religious or other institutions or objects as the Board of Directors deems useful or beneficial for the corporation, directly or indirectly.

         (o) to enter into, make, perform and carry out contracts of every kind for any lawful purpose with any person, firm, association or corporation, one or more.

         (p) To effect any of the purposes mentioned in these Articles and to exercise any powers so mentioned either directly or through the medium of the acquisition and ownership of shares of stock of any other corporation or association and holding and voting the same or otherwise exercising and enjoying the rights and advantages incidental to such shares of stock, and if deemed desirable to operate wholly or partially as a holding company through the acquisition and ownership of shares of stock of any other corporation or association, whether or not such shares of stock so acquired or owned by this corporation shall give to this corporation control of such other corporation or association.

         (q) To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon similar corporations organized under the laws of Hawaii.

         (r) To carry out the foregoing purposes and to exercise the foregoing powers or any thereof in the State of Hawaii and/or elsewhere in the world.

         The foregoing clauses shall each be construed as purposes and powers, and the matters expressed in each clause or any part of any clause shall be in no wise limited by reference to or inference from any other clause or any other part of the same clause but shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general purposes and powers of the corporation nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.




                                     * 4 *

         FOURTH: In accordance with the laws of the State of Hawaii made and applicable to corporations formed thereunder, the corporation shall be entitled to and shall have power:

         (a) To have succession and corporate existence perpetually;

         (b) To sue and be sued in any court;

         (c) To make and use a common seal, and alter the same at its pleasure;

         (d) To hold, purchase and convey such property as the purposes of the corporation shall require, without limit as to amount, and to mortgage, pledge and hypothecate the same to secure any debt of the corporation;

         (e) To appoint such subordinate officers and agents as the business of the corporation shall require;

         (f) To make by-laws not in conflict with law or these Articles of Association; and may possess and exercise any and all powers, not inconsistent with law, reasonably incidental to the fulfillment of its purposes as set forth in these Articles of Association, or reasonably incidental to the exercise of its powers as set forth herein.

         FIFTH: The amount of the capital stock of the corporation shall be TEN THOUSAND DOLLARS ($10,000), divided into One Thousand (1,000) shares of capital stock of the par value of TEN DOLLARS ($10) per share, with the privilege of increasing or extending the same by a vote of not less than three-fourths (3/4) of all of the issued and outstanding stock at a meeting duly held for that purpose and in the manner provided by law, to not more than TEN MILLION DOLLARS ($10,000,000).

         SIXTH: There shall be a Board of Directors of the corporation to consist of not less than five nor more than twenty members, who shall be elected annually by the stockholders at such times, in such manner, and for such terms as may be prescribed by the by-laws, which also may provide for the filling of vacancies and temporary vacancies. The Directors need not be stockholders of the corporation. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to instructions by the stockholders, and to any limitations which may be set forth in statutory provisions, in these Articles of Association, and in the by-laws of the corporation. There may be an executive committee of the Board of Directors as provided for in the by-laws.





                                     * 5 *

         SEVENTH: The Board of Directors shall elect each year a President, one or more Vice Presidents, a Secretary and a Treasurer, and from time to time such other officers as the conduct of the business of the corporation may require. The President shall be elected from among the Directors. The Vice Presidents, the Secretary, the Treasurer, and such other officers as may be elected may or may not be Directors. No officer need be a stockholder.

         EIGHTH: An auditor shall be elected annually by the stockholders. The auditor may be an individual, partnership or corporation. The auditor shall not be an officer of the corporation.

         NINTH: No stockholder shall be liable for the debts of the corporation beyond such amount as may be due and unpaid upon the share or shares held by him.

         TENTH: Service of process may be made upon any officer of the corporation.

         ELEVENTH: In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the Directors of the corporation are pecuniarily or otherwise interested in, or are Directors or officers of, such other corporation; and any Director of the corporation who is also a Director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or approve any such contract or transaction or act and may vote thereat to authorize or approve any such contract or transaction or act with like force and effect as if he were not such Director or officer of such other corporation or not so interested.

         TWELFTH: The names and addresses, both business and residence, of the persons who are to act as the initial Directors and officers of the corporation are as follows:




                                     * 6 *

                                    DIRECTORS

   Names                    Business Addresses         Residence Addresses
   -----                    ------------------         -------------------

A.G. Budge                  Castle & Cooke, Inc.       945 Kealaolu Ave.
                            Honolulu, Hawaii           Honolulu, Hawaii

W.M. Bush                   Castle & Cooke, Inc.       2125 Haena Dr.
                            Honolulu, Hawaii           Honolulu, Hawaii

H.C. Cornuelle              Dole Corporation           7015 Kalanianaole Hwy.
                            Honolulu, Hawaii           Honolulu, Hawaii

W.B. Gorsuch                Dole Corporation           540 Elepaio St.
                            Honolulu, Hawaii           Honolulu, Hawaii

Howard Hubbard              Castle & Cooke, Inc.       946 Maunawili Circle
                            Honolulu, Hawaii           Kailua, Oahu, Hawaii

Malcolm MacNaughton         Castle & Cooke, Inc.       6015 Kalanianaole Hwy.
                            Honolulu, Hawaii           Honolulu, Hawaii

George P. Paulus            Dole Corporation           Salem, Oregon
                            Salem, Oregon

Donald D. Rietow            Dole Corporation           3964D Old Pali Rd.
                            Honolulu, Hawaii           Honolulu, Hawaii

Frederick Simpich, Jr.      Castle & Cooke, Inc.       42-916 Maunawili
                            Honolulu, Hawaii           Honolulu, Hawaii

                                    OFFICERS

Names and Offices           Business Addresses         Residence Addresses
-----------------           ------------------         -------------------

Frederick Simpich, Jr.,     Castle & Cooke, Inc.       42-916 Maunawili
  President                 Honolulu, Hawaii           Honolulu, Hawaii

Donald D. Rietow,           Dole Corporation           3964D Old Pali Rd.
  Vice President            Honolulu, Hawaii           Honolulu, Hawaii

A. Gordon Westly,           Dole Corporation           1303 Naulu Pl.
  Secretary                 Honolulu, Hawaii           Honolulu, Hawaii

Henry B. Clark, Jr.,        Castle & Cooke, Inc.       3060 Noela Dr.
  Treasurer                 Honolulu, Hawaii           Honolulu, Hawaii




                                     * 7 *

         IN WITNESS WHEREOF, said parties have hereunto set their hands the day and year first above written.

                                       /s/ Frederick Simpich, Jr.
                                       ---------------------------------
                                       Frederick Simpich, Jr.

                                       /s/ W. M. Bush
                                       ---------------------------------
                                       W. M. Bush

                                       /s/ A. Gordon Westly
                                       ---------------------------------
                                       A. Gordon Westly

                                       /s/ Henry B. Clark, Jr.
                                       ---------------------------------
                                       Henry B. Clark, Jr.




                                     * 8 *

STATE OF HAWAII                     )
                                    ) ss
CITY AND COUNTY OF HONOLULU         )

         On this 19th day of May 1961, before me personally appeared FREDERICK SIMPICH, JR., W. M. BUSH, A. GORDON WESTLY and HENRY B. CLARK, JR., to me known to be the persons described in and who executed the foregoing instrument, and severally acknowledged that they executed the same as their free act and deed.

                                             /s/
                                       ---------------------------------
                                             Notary Public, First
                                                   Circuit,
                                               State of Hawaii

                                        My commission expires 9/14/64

NONREFUNDABLE FILING FEE: $25.00                               DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                             NAME CHANGE ONLY

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.0. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

         The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.   The present name of the corporation is:

                            OCEANIC PROPERTIES, INC.
------------------------------------------------------------------------------

2.   The name of the corporation is changed to:

                         CASTLE & COOKE PROPERTIES, INC.
------------------------------------------------------------------------------

3.   Total number of shares outstanding is: 1,000,000 shares of the par value
                                             ---------------------------------
                                             of $10 per share
                                             ---------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

      The meeting of the shareholders was held on
                                                 -----------------------------
                                                 (Month      Day         Year)

                                    Number Voting            Number Voting
            Class/Series            For Amendment          Against Amendment
            ------------       -----------------------     -----------------

            ------------       -----------------------     -----------------

5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

     By written consent dated            October     23             1990    ,
                             ------------------------------------------------
                                         (Month      Day            Year)

      the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 23rd day of October, 1990.

Thomas C. Leppert - President          Tomoe Komata - Assistant Secretary
-------------------------------------  ----------------------------------------
      (Type/Print Name & Title)               (Type/Print Name & Title)

/s/ Thomas C. Leppert                  /s/ Tomoe Komata
-------------------------------------  ----------------------------------------
        (Signature of Officer)                 (Signature of Officer)


                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

                                 State of Hawaii
                   Department of Commerce and Consumer Affairs
                         Business Registration Division
                              1010 Richards Street
                             Honolulu, Hawaii 96813

In the Matter of the Amendment     )
of the Articles of Incorporation   )
                                   )
              of                   )
                                   )
CASTLE & COOKE PROPERTIES, INC.    )
                                   )
-----------------------------------

                              ARTICLES OF AMENDMENT

         The undersigned, duly authorized officers of CASTLE & COOKE PROPERTIES, INC., a Hawaii corporation, hereby certify as follows:

         1. The name of the corporation is CASTLE & COOKE PROPERTIES, INC.

         2. The amendment adopted is attached hereto as Exhibit A.

         3. The total number of shares outstanding is 1,000,000 shares of common stock.

         4. The amendment was adopted by written consent of the sole shareholder of the corporation dated November 14, 1990.

         5. The amendment does not provide for any exchange, reclassification, or cancellation of issued shares.

         6. The amendment does not change the stated capital of the corporation.

         7. The written notice of the amendment required by Section 415-48.5 of the Hawaii Revised Statutes is attached hereto as Exhibit B.

         We certify under penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct.

               WITNESS our hands this 26th day of November, 1990.

/s/  Robert W. Brant                     /s/  Kevin R. Shaney
------------------------------------     --------------------------------------
Robert W. Brant                          Kevin R. Shaney
Senior Vice President                    Secretary
Castle & Cooke Properties, Inc.          Castle & Cooke Properties, Inc.

                                    EXHIBIT A

                         CASTLE & COOKE PROPERTIES, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION


         The Articles of Incorporation of CASTLE & COOKE PROPERTIES, INC., a Hawaii corporation, are hereby amended as follows:

         1. By adding a new Article to be designated and located appropriately and to read in its entirety as follows:

                               "ARTICLE THIRTEENTH

                      LIMITATION OF LIABILITY OF DIRECTORS

         The personal liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Hawaii law including, without limitation, to the fullest extent permissible under Section 415-48.5 of the Hawaii Revised Statutes, as amended from time to time. No repeal or amendment of this Article directly or by adoption of an inconsistent provision of these articles of incorporation or the corporation's by-laws will be effective with respect to the liability of a director for acts or omissions occurring prior to such repeal or amendment or adversely affect the rights and protection afforded to a director of the corporation under this Article for acts or omissions which occur prior to such repeal or amendment."

NONREFUNDABLE FILING FEE: $25.00                               DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                             NAME CHANGE ONLY

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

         The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.   The present name of the corporation is:

         Castle & Cooke Properties, Inc.
------------------------------------------------------------------------------

2.   The name of the corporation is changed to:

         La Petite d'Agen, Inc.
------------------------------------------------------------------------------

3.   Total number of shares outstanding is: 1,000,000
                                           -----------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

     The meeting of the shareholders was held on
                                                 -----------------------------
                                                 (Month      Day         Year)

                                                           Number of Shares
                               Number of Shares Voting      Voting Against
            Class/Series            For Amendment              Amendment
            ------------       -----------------------     ----------------

            ------------       -----------------------     ----------------


5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

     By written consent dated                   December 4,             1995,
                             ------------------------------------------------
                                                 (Month      Day         Year)

     the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 4th day of December, 1995.

Kevin R. Shaney, Vice President         J. Brett Tibbitts, Asst. Secretary
--------------------------------------  ---------------------------------------
      (Type/Print Name & Title)                (Type/Print Name & Title)


/s/ Kevin R. Shaney                     /s/ J. Brett Tibbitts, Asst. Sec.
--------------------------------------  ---------------------------------------
        (Signature of Officer)                  (Signature of Officer)


                       (SEE REVERSE SIDE FOR INSTRUCTIONS)